Exhibit 10.3

PUT RIGHT AGREEMENT

This Put Right Agreement (this “Agreement”), by and among Champions Oncology, Inc. (the “Company”), Joel Ackerman (“Ackerman”) and Ronnie Morris (“Morris”), is dated effective as of January 29, 2014.

WHEREAS, the Company, Ackerman, Morris and certain other persons and entities are party to a Securities Purchase Agreement dated as of March 24, 2011 (the “2011 Securities Purchase Agreement”) and a Securities Purchase Agreement dated as of January 28, 2013 (together with the 2011 Securities Purchase Agreement, the “Securities Purchase Agreements”), pursuant to which Ackerman, Morris and the other persons and entities purchased shares of common stock from the Company and, in some cases, received warrants to purchase additional shares;

WHEREAS, the Securities Purchase Agreements both provide for the ability of the investors, under certain circumstances, to put their shares to the Company for the original purchase price in the event of a Put Option Trigger Event (as defined in each of the Securities Purchase Agreements);

WHEREAS, Ackerman and Morris are each a member of the Company’s Board of Directors;

WHEREAS, the Company and each of Ackerman and Morris want to clarify their roles both as potential beneficiaries of the Put Rights (as defined in each of the Securities Purchase Agreements) and members of the Company’s Board of Directors;

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of Ackerman and Morris hereby agree as follows.

1.         Each of Ackerman and Morris hereby agree that, if the Company’s Board of Directors is voting on a transaction, event or approval that would constitute a Put Option Trigger Event, each of Ackerman and Morris shall either (a) recuse themselves from voting as a member of the Board of Directors on such transaction, event or approval or (b) be entitled to vote but forego exercising or receiving the benefit of their Put Right (as defined in each of the Securities Purchase Agreements).

2.         All other provisions of the Securities Purchase Agreements shall remain intact. This Agreement shall be interpreted in accordance with the governing law and jurisdiction provisions of the Securities Purchase Agreements. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission or email.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHAMPIONS ONCOLOGY, INC.

By:	/s/ David Sidransky
Name: David Sidransky
Title: Chairman of the Board of Directors

/s/ Joel Ackerman
Joel Ackerman

/s/ Ronnie Morris
Ronnie Morris